                                                                            Exhibit 4

 FORD MOTOR CREDIT COMPANY

AND

JPMORGAN CHASE BANK, N.A., TRUSTEE

(Successor Trustee to Manufacturers Hanover Trust Company)

______________

FORM OF

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of June 5, 2006

Supplemental to Indenture

Dated as of February 1, 1985 as Supplemented by
a First Supplemental Indenture dated as of April 1, 1986,
a Second Supplemental Indenture dated as of September 1, 1986, a Third Supplemental Indenture dated as of March 15, 1987,
a Fourth Supplemental Indenture dated as of April 15, 1988,
a Fifth Supplemental Indenture dated as of September 1, 1990, a Sixth Supplemental Indenture dated as of June 1, 1998,
and a Seventh Supplemental Indenture dated as of January 15, 2002

______________

Unsecured Debt Securities

EIGHTH SUPPLEMENTAL INDENTURE, dated as of the 5th day of June, 2006 (hereinafter called the “Eighth Supplemental Indenture”), between FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Manufacturers Hanover Trust Company), a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes called the “Trustee”), as Trustee under the indenture of the Company, dated as of February 1, 1985, as supplemented by a First Supplemental Indenture dated as of April 1, 1986, a Second Supplemental Indenture dated as of September 1, 1986, a Third Supplemental Indenture dated as of March 15, 1987, a Fourth Supplemental Indenture dated as of April 15, 1988, a Fifth Supplemental Indenture dated as of September 1, 1990, a Sixth Supplemental Indenture dated as of June 1, 1998 and a Seventh Supplemental Indenture dated as of January 15, 2002 (such indenture as so supplemented is hereinafter called the “Indenture”).

  RECITALS OF THE COMPANY

WHEREAS, the Indenture provides for the issuance from time to time of unsecured and unsubordinated debentures, notes or other evidences of indebtedness of the Company in one or more series in an unlimited aggregate principal amount;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company may amend the Indenture to (1) establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture, (2) add to the covenants of the Company or add any additional Events of Default for the benefit of the holders of any series of Securities, and (3) to cure any ambiguity or make such other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

WHEREAS, as contemplated by 9.01 of the Indenture, the Company desires to amend and supplement the terms of the Indenture to allow for the issuance of Securities in reliance on Rule 144A and Regulations S, which will not be registered at the time of issuance under the Securities Act of 1933, as amended (the “Securities Act”), and for their subsequent exchange for Exchange Securities, to make certain other related changes to the Indenture that will not adversely effect the interests of the Holders of Securities of any series in any material respect; and

WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Eighth Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Eighth Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises and the sum of One Dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time, on and after the date hereof, of the Securities (and of the coupons, if any, appertaining thereto) or of a series thereof, as follows:

Section 1.   Definitions

(a)  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)  For all purposes of this Eighth Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Eighth Supplemental Indenture refer to this Eighth Supplemental Indenture as a whole and not to any particular section hereof.

Section 2.   Amendments to Certain Provisions

Certain provisions of the Indenture are amended as follows:

(a)  Amendments to Article One

The following definitions shall be added to Section 1.01 and replace any existing definitions (as applicable) in the Indenture prior to the date hereof, each in appropriate alphabetical order:

“144A Global Security” means a Global Security bearing the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount of the Securities of a particular series sold in reliance on Rule 144A.

“Additional Interest” means any additional interest due and payable on any series of Securities pursuant to the applicable Registration Rights Agreement. Unless the context otherwise requires, the term “interest,” when used in this Indenture with respect to any series of Securities as to which Additional Interest is due and payable, shall mean the interest payable in accordance with the terms of such Security plus such Additional Interest.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and regulations of the Depositary that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the applicable Registration Rights Agreement.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Dealer Manager” has the meaning set forth in any Registration Rights Agreement, if applicable.

“Depositary” means, with respect to any series of Securities issuable in global form, the person specified as the Depositary with respect to such series pursuant to Section 3.01, and any and all successors appointed as Depositary under the Indenture and having become such under the Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Securities” means any Securities containing terms identical to Securities of a particular series bearing a Private Placement Legend (except that such Exchange Securities shall be registered under the Securities Act and shall not include a Private Placement Legend) that are issued and exchanged for any such Securities pursuant to the applicable Registration Rights Agreement in an Exchange Offer in accordance with Section 2.04(c).

“Exchange Offer” has the meaning set forth in the applicable Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the applicable Registration Rights Agreement.

“Eighth Supplemental Indenture” means the Eighth Supplemental Indenture, dated June 5, 2006, to the Indenture.

“Global Securities” means, individually and collectively, any Securities issued in global form issued in accordance with Section 2.01.

“Initial Purchaser” has the meaning set forth in the applicable Registration Rights Agreement, if applicable.

“Legended Regulation S Global Security” means a Global Security bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of any series of Securities initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of any series of Securities for use by such Holders in connection with an Exchange Offer.

“Private Placement Legend” means the legend set forth in Section 2.04(d) to be placed on all Securities issued under this Indenture without registration under the Securities Act, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means any registration rights agreement between the Company and the other parties thereto pursuant to which the Company agrees to register one or more specified series of Securities under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Global Security deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount of the Securities of a particular series sold in reliance on Regulation S.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the applicable Registration Rights Agreement.

“Unlegended Regulation S Global Security” means a Global Security deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a Global Security that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities, and that does not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

(b)  Amendments to Article Two

(i)  The following paragraphs will be added at the end of Section 2.01:

“Any Securities of a particular series offered and sold in reliance on Regulation S shall be issued initially in the form of a Legended Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with JPMorgan Chase Bank, N.A., as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in a Legended Regulation S Global Security may be exchanged for beneficial interests in an Unlegended Regulation S Global Security pursuant to Section 2.04 and the Applicable Procedures. Simultaneously with the authentication of an Unlegended Regulation S Global Security, the Trustee shall cancel the relevant Legended Regulation S Global Security. During the Restricted Period, transfers of beneficial interests in a Legended Regulation S Global Security shall be made only to or for the accounts of designated agents holding on behalf of Euroclear or Clearstream. The aggregate principal amount of any Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by Participants through Euroclear or Clearstream.

Any Securities of a particular series issued under this Indenture and any Exchange Securities subsequently issued for Securities of such series shall be treated as a single series for all purposes under this Indenture.”

(ii)  Section 2.04 shall be added as follows:

 “SECTION 2.04. Special Transfer Provisions.

(a) Transfer and Exchange of Beneficial Interests in Restricted Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than any Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.04(a)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.04(a)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.04(c), the requirements of this Section 2.04(a)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Section 2.04(f).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.04(a)(ii) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.04(a)(ii) above and:

(A) such exchange or transfer is effected pursuant an Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in such Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1)
if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit G, including the certifications in item (a) thereof; or

(2)
if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer pursuant to this Section 2.04(a) is effected at a time when a Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.03 hereof, the Trustee shall authenticate one or more Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(b) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.04(b), the Registrar shall register the transfer or exchange of

Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.04(b).

(i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and

(B) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (3) thereof.

(ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in such Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

(B) any such transfer is effected pursuant to an Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives a certificate from such Holder in the form of Exhibit G, including the certifications in item (c) thereof and, if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(c) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.03, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Company, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in such Exchange Offer and (z) they are acquiring the Exchange Securities in their ordinary course of business and (ii) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Securities so accepted Unrestricted Global Securities in the appropriate principal amount.

(d) Private Placement Legend. Except as permitted below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) that are not registered under the Securities Act shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO

FORD MOTOR CREDIT COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (a)(iv), (b)(ii), (b)(iii) or (c) to this Section 2.04 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(e) Regulation S Global Security Legend. Each Regulation S Global Security shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR OTHER SECURITIES OF THIS SERIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(f) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 3.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)  Certifications, Certificates and Opinions. All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.04 to effect a registration of transfer or exchange may be submitted by facsimile followed by delivery of the original.”

(c)  Amendments to Article Three

(i)  Section 3.01 shall be amended by:

(A)    deleting the word “and” at the end of Subsection 3.01(17);

(B)    redesignating Subsection 3.01(18) as 3.01(19); and

(C)    adding a new Subsection 3.01(18) to read as follows:

“(18) in the event that the initial offering of Securities of the Series is not registered under the Securities Act, whether a Registration Rights Agreement will be applicable to such Securities; and”.

(ii) Section 3.05 shall be amended by inserting the following phrase immediately after “At the option of the Holder,” appearing at the beginning of the third paragraph of Section 3.05:

“subject to any applicable restrictions set forth in Section 2.04,”.

(iii) Section 3.05 shall be amended by inserting the following phrase immediately after “Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01” appearing at the beginning of the sixth paragraph of Section 3.05:

“and subject to any applicable restrictions set forth in Section 2.04”.

(d)  Amendment to Article Eight

(i)  Section 8.01 shall be amended by inserting the following phrase immediately after “the due and punctual performance and observance of all the covenants and conditions of this Indenture” appearing in clause (i) of Section 8.01:

“and any applicable Registration Rights Agreement”.

(e)  Amendment to Article Ten

(i) The following sentence shall be added to the end of Section 10.06:

“Additionally, for so long as any Security bearing a Private Placement Legend remains outstanding, the Company shall furnish to the Holders of any such Security and to their prospective transferees, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

(f)  Exhibits

Exhibits F and G to this Eighth Supplemental Indenture shall be added as Exhibits F and G, respectively, to the Indenture.

Section 3.   Miscellaneous Provisions

(a)  This Eighth Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, pursuant to the provisions of Section 9.01 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented and amended by this Eighth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

(b)  This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

(c)  The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Eighth Supplemental Indenture or the due authorization and execution hereof by the Company.

(d)  This Eighth Supplemental Indenture and each Security (except as provided pursuant to Section 3.01 of the Indenture) shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such state without regard to the conflicts of law principles.

IN WITNESS WHEREOF, Ford Motor Credit Company has caused this Eighth Supplemental Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Secretary or an Assistant Secretary thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and JPMorgan Chase Bank, N.A., as Trustee under the Indenture, has caused this Eighth Supplemental Indenture to be duly signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries or Trust Officers.

                    FORD MOTOR CREDIT COMPANY

                    By _____________________________
                                                                  Name:
                  Title:

                    JPMORGAN CHASE BANK, N.A.

                    By _____________________________
                                                  Name:
                                                                                                                                           Title:

EXHIBIT F

FORM OF CERTIFICATE OF TRANSFER

Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126
Attention:
Facsimile:

JPMorgan Chase Bank, N.A.
4 New York Plaza, 15th Floor
New York, New York 10004
Attention:
Facsimile:

Re: Ford Motor Credit Company

Reference is hereby made to the Indenture, dated as of February 1, 1985 (the “Indenture”), between Ford Motor Credit Corporation, a Delaware corporation (the “Company”) and JPMorgan Chase Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the [Security] [Securities] or interest in such [Security] [Securities] specified in Annex A hereto, in the principal amount of $___________ in such [Security] [Securities] or interests (the “Transfer”), to ________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

    [    ]    1.     Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

    [    ]    2.     Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Security, or a Definitive Security pursuant to Regulation S. The

Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than any Initial Purchaser or Dealer Manager). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

    [    ]    3.     Check and complete if transfer is pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

        [    ]         (a)      such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

        [    ]         (b)      such Transfer is being effected to the Company or a subsidiary thereof; or

        [    ]         (c)      such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with any applicable prospectus delivery requirements under the Securities Act.

    [    ]    4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

        [    ]        (a)     Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

        [    ]       (b)     Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Security or a Restricted Definitive Security, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

        [    ]      (c)     Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

       Dated: _______________________________

                                   ________________________________
                  [Insert Name of Transferor]

               By:__________________________________
      Name:
                      Title:

DTC Participant No. _________

ANNEX A TO CERTIFICATE OF TRANSFER

                        1.              The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

                        [    ]   (a)     a beneficial interest in the:

               (i)     144A Global Security (CUSIP __________); or

               (ii)    Regulation S Global Security (CUSIP __________); or

        [    ]   (b)     a Restricted Definitive Security.

                2.     After the Transfer the Transferee will hold:

[CHECK ONE]

        [    ]    (a)     a beneficial interest in the:

                (i)     144A Global Security (CUSIP __________); or

                (ii)     Regulation S Global Security (CUSIP __________); or

                (iii)     Unrestricted Global Security (CUSIP __________); or

        [    ]    (b)     a Restricted Definitive Security; or

        [    ]    (c)     an Unrestricted Definitive Security,

              in accordance with the terms of the Indenture.

EXHIBIT G

FORM OF CERTIFICATE OF EXCHANGE

Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126
Attention:
Facsimile:

JPMorgan Chase Bank, N.A.
4 New York Plaza, 15th Floor
New York, New York 10004
Attention:
Facsimile:

Re: Ford Motor Credit Company - [Insert Title of Securities]

Reference is hereby made to the Indenture, dated as of February 1, 1985, as supplemented (the “Indenture”), between Ford Motor Credit Company, a Delaware corporation (the “Company”) and JPMorgan Chase Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the [Security] [Securities] or interest in such [Security] [Securities] specified herein, in the principal amount of $____________ in such [Security] [Securities] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

    [    ]    (a)     Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    [    ]    (b)     Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture

G-1

and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    [    ]     (c)     Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    [    ]    (d)     Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     Dated: _______________________________

                                   ________________________________
                  [Insert Name of Transferor]

               By:__________________________________
      Name:
                      Title:

DTC Participant No. _________

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